U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2007

QUANTITATIVE METHODS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

33-55254-42	87-0485310
(Commission File No.)	(IRS Employer Identification No.)

1212 Redpath Crescent
Montreal, Quebec, Canada H3G 2K1
(514) 812-4568
(Address and telephone number of principal executive offices and place of business)

7575 Trans Canada Highway, Suite 500,
St-Laurent (Quebec) Canada H4T 1V6
(514) 745-5212
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Section 1.01 Entry into a Material Definitive Agreement.

On January 17, 2007, the Registrant entered into an Agreement with Exploration Miniere Grenville Inc. (“EMG”), a Quebec corporation, whereby EMG sold to the Registrant a total of TWO HUNDRED NINETY-TWO (292) mining claims located in the Matagami Camp, Province of Quebec in or around designated territory 32F for the purchase price of NINE HUNDRED NINE THOUSAND NINETY (909,090) shares of common stock of the Registrant. Pursuant to the Agreement, the value of the mining claims represents a total of $4,500,000.

Section 8 - Other Events

Item 8.01 Other Events

The Registrant has relocated the offices of its Corporate/Executive Offices to the following address:

1212 Redpath Crescent
Montreal, Quebec, Canada H3G 2K1
(514) 812-4568

The Board of Directors has approved that the Corporation shall amend its name to M45 mining Resources Inc. The Registrant shall file a Schedule 14C with the Securities and Exchange Commission shortly detailing the change of name of the Registrant.

Section 9 -- Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
Exhibit 10.1      Agreement and Acquisition, dated January 17, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 1, 2007

QUANTITATIVE METHODS CORPORATION

By: Pierre C. Miron
Pierre C. Miron, President